UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

GREEN STREAM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-53279	20-1144153
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

60 East 42nd Street, Suite 4600

New York, NY 10165

(Address of principal executive offices)

(424) 280-4096

(Registrant’s telephone number, including area code)

160 Imlay Street

Brooklyn, NY 11231

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On February 24, 2021, Green Stream Holdings, Inc. (the “Registrant”) confirmed that the Convertible Promissory Note of Green Stream Holdings Inc. in favor of Quick Capital, LLC dated September 22, 2020, in the amount of $100,000.00 has been prepaid.

The Holder was entitled to principal, interest, and a prepayment fee along with certain registration rights. The principal amount, as of today, was $100,000 plus 6% interest as a lump sum for the first six months, amounting to a total of $106,000. Additionally, a prepayment fee, of 20% equaled $27,200. The Holder had Registration Rights under an agreement as well as other terms (right of first refusal, pay off from use of proceeds, etc.), and the Holder was willing to accept a lump sum settlement of $20,000 on these final items.

On February 24, 2021, the Company made the payment of $147,200.00 as full and final payment of the Promissory Note. Accordingly, the parties have no further rights or obligations as to each other and the Registrant will have no obligations to issue securities to Quick Capital, LLC under this Promissory Note.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN STREAM HOLDINGS INC.

Date: February 24, 2021	By: /s/ James C. DiPrima
Name: James C. DiPrima Title: Chief Executive Officer

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